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                                                                    Exhibit 10.9

                              AMENDMENT AND WAIVER

         Amendment and Waiver dated as of November 18, 2003 (this "AMENDMENT AND WAIVER") between Delta Air Lines, Inc., a Delaware corporation (the "COMPANY"), and Leo F. Mullin ("EXECUTIVE").

         WHEREAS, Executive serves as Chairman of the Board of Directors of the Company and is employed as Chief Executive Officer of the Company pursuant to the terms of the Employment Agreement dated as of November 29, 2002 filed as
Exhibit 10.8 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "EMPLOYMENT AGREEMENT") between the Company and Executive;

         WHEREAS, on February 28, 2003, Executive consented to a 10% reduction of his Base Salary (as defined in the Employment Agreement), effective March 1, 2003;

         WHEREAS, on April 3, 2003, Executive announced that he had voluntarily elected (i) to reduce his Base Salary by an additional 15% from the level that existed immediately prior to March 1, 2003; (ii) to forego and waive his right to an Annual Award (as defined in the Employment Agreement) for fiscal year 2003; (iii) to forego and waive his right to each of the three Renewal Awards under the Employment Agreement; and (iv) to forego and waive his right to the retention award granted to him on January 23, 2002 (the "2002 RETENTION AWARD") under the Company's 2002 Retention Program (the "2002 RETENTION PROGRAM");

         WHEREAS, on August 11, 2003, Executive announced that he had voluntarily elected to forego and waive his right under the Excess Benefit Agreement dated as of March 15, 2002 (the "EXCESS BENEFIT AGREEMENT") between the Company and Executive to the Company's third and final contribution to Executive's Employee Grantor Trust (as defined in the Excess Benefit Agreement); and

         WHEREAS, the Company and Executive believe it is desirable to memorialize formally each of the matters described in the three immediately preceding "WHEREAS" clauses of this Amendment and Waiver;

         NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

        SECTION 1. 10% Reduction of Base Salary. Executive hereby affirms and acknowledges that Executive consented to a 10% reduction of his Base Salary, effective March 1, 2003, with such reduction to continue for so long as the Personnel &

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Compensation Committee of the Board of Directors of the Company (the
"COMMITTEE") determines in its sole discretion.

         SECTION 2. Additional 15% Reduction of Base Salary. Executive hereby affirms and acknowledges that, effective April 1, 2003, Executive voluntarily elected to reduce his Base Salary by an additional 15% from the level that existed immediately prior to March 1, 2003, with such reduction to continue until Executive provides the Committee with a written notice that such reduction shall be restored on a prospective basis.

         SECTION 3. Waiver of Annual Award. Executive hereby affirms and acknowledges that, effective April 3, 2003, Executive voluntarily elected to forego and waive his right to receive an Annual Award with respect to fiscal year 2003.

         SECTION 4. Waiver of Renewal Awards. Executive hereby affirms and acknowledges that, effective April 3, 2003, Executive voluntarily elected to forego and waive his right to each of the three Renewal Awards which are provided under Section 3.06(a), and set forth in Exhibits A, B and C, of the Employment Agreement.

         SECTION 5. Waiver of 2002 Retention Award. Executive hereby affirms and acknowledges that, effective April 3, 2003, Executive voluntarily elected to forego and waive his right to his 2002 Retention Award under the 2002 Retention Program.

         SECTION 6. Waiver of Funding Contribution. Executive hereby affirms and acknowledges that, effective August 11, 2003, Executive voluntarily elected to forego and waive his right under the Excess Benefit Agreement to the Company's third and final contribution, scheduled to be made in 2004, to Executive's Employee Grantor Trust.

         SECTION 7. Effect of Amendment and Waiver. Except as expressly amended or waived as set forth in this Amendment and Waiver, all of the provisions of the Employment Agreement and the Excess Benefit Agreement shall remain in full force and effect without modification or waiver. Notwithstanding the foregoing,
(i) nothing contained herein, in the Employment Agreement as modified or waived, or the Excess Benefit Agreement as modified or waived, shall supercede the Waiver dated as of July 24, 2003 (the "GOVERNMENT CONTRACT WAIVER") between the Company and Executive relating to the compensation limits under the Emergency Wartime Supplemental Appropriations Act of 2003 and (ii) the Government Contract Waiver shall remain in full force and effect.

         SECTION 8. Governing Law. This Amendment and Waiver shall be governed by and construed in accordance with laws of the State of Georgia without reference to principles of conflict of laws.

         SECTION 9. Successors. This Amendment and Waiver shall be binding upon the Company's successors and assigns and Executive's personal and legal

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representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.

         IN WITNESS WHEREOF, the Company and Executive have executed this Amendment and Waiver.

EXECUTIVE                               DELTA AIR LINES, INC.

/s/ Leo F. Mullin                   By: /s/ David R. Goode
-----------------                       ------------------
  Leo F. Mullin                           Name: David R. Goode
                                          Title: Chairman, Personnel &
                                                 Compensation Committee

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